Exhibit 5.1


                        [SHEARMAN & STERLING LETTERHEAD]
                                                                 August 24, 2001



Ladies and Gentlemen:

                  We are acting as special counsel to Merrill Lynch Depositor, Inc. (the "Company"), in connection with the filing today by the Company with the Securities and Exchange Commission of a Registration Statement (the "Abbreviated Registration Statement"), which relates to the Registration Statement on Form S-3 (Registration No. 333- 64767)(the "Registration Statement"). The Abbreviated Registration Statement and the Registration Statement cover, collectively, the registration under the Securities Act of 1933, as amended (the "Securities Act") of $510,000,000.00 proposed maximum aggregate offering price of trust certificates (the "Certificates"). As described in the Registration Statement, the Certificates will be issued in series (each, a "Series") with each Series to be issued by a trust (each, a "Trust") to be formed by the Company pursuant to the Standard Terms for Trust Agreements dated as of February 28, 1998 (the "Standard Terms") and, in each case, a series supplement to the Standard Terms (each, a "Series Supplement", and, together with the Standard Terms, the "Trust Agreement").

                  In this capacity, we have examined (a) a signed copy of the Abbreviated Registration Statement, (b) a signed copy of the Registration Statement, and (c) a copy of the Standard Terms and form of Series Supplement. We have also examined originals, or copies certified or otherwise identified to our satisfaction, of such other corporate records of the Company, such other certificates and advice of public officials and of officers of the Company, including resolutions of the Board of Directors of the Company, and such other agreements, instruments and documents as we have deemed necessary as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. As to questions of fact material to such opinions, we have relied upon such certificates and advice. The opinions set forth below are also based upon the assumptions that: (i) the Abbreviated Registration Statement has become effective under the Securities Act; (ii) the Registration Statement, as finally amended (including any post-effective amendments), has become effective under the Securities Act; (iii) the amount, price, interest rate and other principal terms of the Certificates and the applicable Series Supplement have been approved by the Board of Directors of the Company or an authorized designee thereof; (iii) the related Trust Agreement has been duly authorized, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement of the Company on Form S-3 (No. 333-29015) dated September 17, 1997; and (iv) the Certificates will be duly authenticated by the Trustee in accordance with the Trust Agreement and sold and delivered by the Company against payment therefor.

                  Our opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States,


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and we do not express any opinion herein concerning any other law.

                  Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Certificates will be legally issued, fully paid and nonassessable, will be legal, valid and binding obligations of the applicable Trust, enforceable against such Trust in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Prospectus. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

                  The opinions expressed above are given only as of the date hereof, and we do not assume (and shall not have) any obligation to update such opinions.

                                               Very truly yours,

                                               /s/ Shearman & Sterling

RE/FE/HS



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